EXHIBIT 10.1

***Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)
and 17 C.F.R. 24b-2

AMENDMENT NO. 1

TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 to Amended and Restated Credit Agreement is dated as of May 23, 2014 (this “Agreement”), and is among the Lenders identified on the signature pages hereof as Lenders (which Lenders constitute the Required Lenders and, as applicable, all of the Lenders directly affected by the applicable amendments to be effected by this Agreement), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as agent for the Lenders (Wells Fargo, in that capacity, “Agent”), PAC-VAN, INC., an Indiana corporation (“Pac-Van”), and LONE STAR TANK RENTAL INC., a Delaware corporation (“Lone Star” and, together with Pac-Van, each a “Borrower”).

The Lenders, Agent, and Borrowers are party to an Amended and Restated Credit Agreement dated as of April 7, 2014 (as amended, restated, supplemented, or otherwise modified before the date of this Agreement, the “Credit Agreement”).

The parties also desire to modify the Credit Agreement in certain respects.

The parties therefore agree as follows:

1. Definitions. Defined terms used but not defined in this Agreement are as defined in the Credit Agreement.

2. Amendments to Credit Agreement.

(a) Section 2.4(e) of the Credit Agreement is hereby amended by inserting after Section 2.4(e)(vi) the following new Section 2.4(e)(vii):

“           (vii)           Cash Equity Contributions (GFC 2021 Notes). Within 1 Business Day of the date of receipt by any Borrower of any cash equity contribution made in connection with the GFC 2021 Notes, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of such cash equity contribution.”

(b) Section 6.7 of the Credit Agreement is hereby amended as follows: (1) by deleting the word “and” at the end of Section 6.7(h); (2) by replacing the period at the end of Section 6.7(i) with “; and”; and (3) by inserting the following new Section 6.7(j) after amended Section 6.7(i):

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“           (j)           in addition to any Affiliate Distributions or other dividends permitted under this Section 6.7, Pac-Van and Lone Star may declare and pay dividends to GFN on account of Equity Interests issued to GFN by Pac-Van or Lone Star that do not constitute “Series A Cumulative Preferred Stock” (as defined in Pac-Van’s Governing Documents as in effect on the date of this Agreement or Lone Star’s Governing Documents as in effect on the date of this Agreement) in an aggregate amount not to exceed, in any fiscal year of Borrowers, the lesser of (i) […***…]*, and (ii) the actual amount of annual interest required to be paid in respect of the GFC 2021 Notes, so long as before and immediately after giving effect to the payment of any such dividend, (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (2) each of Pac-Van and Lone Star is Solvent, (3) Excess Availability is greater than or equal to $5,000,000, (4) the Fixed Charge Coverage Ratio, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, both actual and giving pro forma effect to the payment of that dividend, will be greater than 1.25 to 1.00 and (5) such dividends are paid no earlier than ten (10) Business Days prior to the date GFC is required to fund interest payments in a like amount in respect of the GFC 2021 Notes.”

(c) Section 8 of the Credit Agreement is hereby amended by inserting after Section 8.13 the following new Section 8.14:

“           8.14           Required GFC 2021 Notes Equity Contributions. The failure of the Borrowers to receive a cash equity contribution from GFC, within five (5) Business Days following the date of any receipt by GFC of any proceeds of the GFC 2021 Notes, in an aggregate amount equal to an amount not less than 80% of those proceeds received by GFC.”

(d) Clause (p) of the definition of “Permitted Investments” in Schedule 1.1 to the Credit Agreement is hereby amended by replacing “$5,000,000” with “$10,000,000.”

(e) Schedule 1.1 to the Credit Agreement is hereby further amended to insert after the definition of “GFC” and before the definition of “GFN” the following new definition:

“           “GFC 2021 Notes” means the up to $72,000,000 aggregate principal amount of […***…]* senior unsecured notes due 2021 issued by GFC.”

3. Representations. To induce Agent and the Lenders to enter into this Agreement, each Borrower hereby represents to Agent and the Lenders as follows:

(1)
that that Borrower is duly authorized to execute and deliver this Agreement and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended by this Agreement, and to perform its obligations under the Credit Agreement, as amended by this Agreement;

* Confidential Treatment Requested.

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(2)
that the execution and delivery of this Agreement and the performance by that Borrower of its obligations under the Credit Agreement, as amended by this Agreement, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of that Borrower or of any agreement binding upon that Borrower;

(3)
that the Credit Agreement, as amended by this Agreement, is a legal, valid, and binding obligation of that Borrower, enforceable against that Borrower in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

(4)
that the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this Agreement, are true and correct in all material respects (but if any representation or warranty is by its terms qualified by concepts of materiality, that representation or warranty is true and correct in all respects), in each case with the same effect as if such representations and warranties had been made on the date of this Agreement, with the exception that all references to the financial statements mean the financial statements most recently delivered to Agent except for such changes as are specifically permitted under the Credit Agreement and except to the extent that any such representation or warranty expressly relates to an earlier date;

(5)
that that Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended by this Agreement, including those set forth in Section 5, Section 6, and Section 7 of the Credit Agreement; and

(6)	that as of the date of this Agreement, no Default or Event of Default has occurred and is continuing.

4. Conditions. The effectiveness of this Agreement is subject to satisfaction of the following conditions:

(1)	that Agent has received this Agreement executed by Agent, the Lenders, and Borrowers;

(2)
that Agent has received copies (executed or certified, as appropriate) of all other legal documents or minutes of proceedings taken in connection with the execution and delivery of this Agreement to the extent Agent or its counsel reasonably requests;

(3)	that Borrowers have paid all fees and expenses required to be paid by Borrowers on the date of this Agreement under this Agreement, the Credit Agreement, or the other Loan Documents; and

(4)	that all legal matters incident to the execution and delivery of this Agreement are satisfactory to Agent and its counsel.

5. Release. Each Borrower hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against Agent or any Lender arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement. Each Borrower hereby further covenants and agrees not to sue Agent or any Lender or assert any claims, defenses, demands, actions, or liabilities against Agent or any Lender which occurred prior to or as of the date of this Agreement arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement.

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6. Miscellaneous.

(a) This Agreement is governed by, and is to be construed in accordance with, the laws of the State of Illinois. Each provision of this Agreement is severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(b) This Agreement binds Agent, the Lenders, and Borrowers and their respective successors and assigns, and will inure to the benefit of Agent, the Lenders, and Borrowers and the successors and assigns of Agent and each Lender.

(c) Except as specifically modified or amended by the terms of this Agreement, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference in this Agreement and in all respects continue in full force and effect. Each Borrower, by execution of this Agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement and the other Loan Documents.

(d) Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, will be deemed to refer to the Credit Agreement, as amended by this Agreement.

(e) This Agreement is a Loan Document. Each Borrower acknowledges that Agent’s reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees) incurred in drafting this Agreement and in amending the Loan Documents as provided in this Agreement constitute Lender Group Expenses.

(f) The parties may sign this Agreement in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument.

[Signature pages to follow]

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The parties are signing this Amendment No. 1 to Amended and Restated Credit Agreement as of the date stated in the introductory clause.

PAC-VAN, INC., as a Borrower
By:	/s/ Charles E. Barrantes
Name:	Charles E. Barrantes
Title	Director

LONE STAR TANK RENTAL INC., as a Borrower
By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title	Secretary

Signature page to Amendment No. 1 to Amended and Restated Credit Agreement (Pac-Van)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender
By:	/s/ Brian Hynds
Name:	Brian Hynds
Its Authorized Signatory

Signature page to Amendment No. 1 to Amended and Restated Credit Agreement (Pac-Van)

HSBC BANK USA, N.A., as a Lender
By:	/s/ William M. Ozaki
Name:	William M. Ozaki
Its Authorized Signatory

Signature page to Amendment No. 1 to Amended and Restated Credit Agreement (Pac-Van)

CAPITAL ONE BUSINESS CREDIT CORP., as a Lender
By:	/s/ Ron Walker
Name:	Ron Walker
Its Authorized Signatory

Signature page to Amendment No. 1 to Amended and Restated Credit Agreement (Pac-Van)

GUARANTOR ACKNOWLEDGMENT

This Guarantor Acknowledgment refers to, and is attached to, an Amendment No. 1 to Amended and Restated Credit Agreement dated as of May 23, 2014, among Pac-Van, Inc., an Indiana corporation (“Pac-Van”), and Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star” and, together with Pac-Van, each a “Borrower”), the Lenders identified on the signature pages thereof as Lenders, and Wells Fargo Bank, National Association, a national banking association, as agent for the Lenders (the “Amendment”). Defined terms used but not defined in this Guarantor Acknowledgment are as defined in the Amendment.

Each of the undersigned, in its capacity as a Guarantor, hereby does the following: (1) consents to the Amendment; (2) acknowledges that the Amendment does not in any way modify, limit, or release any of its obligations under the Guaranty and Security Agreement to which it is a party; (3) ratifies and confirms its obligations under the Guaranty and Security Agreement to which it is a party and acknowledges that those obligations continue in full force and effect; and (4) acknowledges that its consent to any other modification to any Loan Document will not be required as a result of the consent set forth in this Guarantor Acknowledgment having been obtained, except to the extent, if any, required by the specific terms of that Loan Document.

Dated as of the date of the Amendment.

PV ACQUISITION CORP., an Alberta corporation
By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title	Secretary

Guarantor Acknowledgment to Amendment No. 1 to Amended and Restated Credit Agreement (Pac-Van)